Exhibit 99

CoActive Marketing Group, Inc. Reports Second Quarter Results Ended September 30, 2007

2Q 2008 Operating Revenue increases 9% over 1Q 2008 with Operating Profit at 16% of Operating Revenue and $0.11 Earnings Per Share

NEW YORK, NY-- Nov 12, 2007 -- CoActive Marketing Group, Inc. (Nasdaq:CMKG -
News), a full-service marketing, sales promotion and interactive services company, reported financial results for its second quarter ended September 30, 2007 of its 2008 fiscal year.

Charlie Tarzian, CoActive's President and Chief Executive Officer, commented, "Over the past year we have worked to accomplish three primary goals: first, to be a strategic marketing partner offering integrated solutions to our clients; second, grow revenues with existing and new clients with recurring work and eliminate single-project work clients; and third, add capabilities to allow us to better develop and serve our clients with integrated marketing solutions, with a particular focus on market insight, segmentation and technology. We believe we have made progress on all three fronts and that our Q2 results are an early indication of that progress.

Operating Results - Three months and six months ended September 30, 2007

Sales:

For the three months ended September 30, 2007, the Company reported sales of $17.8 million, compared to sales of $25.7 million for the three months ended September 30, 2006, a decrease of $7.8 million. For the six months ended September 30, 2007, the Company reported sales of $38.2 million, compared to sales of $52.7 million for the six months ended September 30, 2006, a decrease of $14.4 million.

Operating Revenue:

The Company believes that "operating revenue" is a key performance indicator. Operating revenue is defined as sales, less reimbursable program costs and expenses and outside production costs and other program expenses. Operating revenue is the net amount derived from sales to customers, which the Company believes is available to fund its compensation and general and administrative expenses, debt service and capital expenditures. For the three months ended

September 30, 2007, operating revenue amounted to $8.5 million, compared to $10.6 million for the three months ended September 30, 2006. For the six months ended September 30, 2007, operating revenue amounted to $16.3 million, compared to $19.6 million for the six months ended September 30, 2006. Sequentially, operating revenue increased by $717,000 over the first quarter ended June 30, 2007.

Net Income and Earnings Per Share:

The Company reported net income and fully diluted earnings per share of $822,000 and $.11 per share, respectively, for the three months ended September 30, 2007. This compares to a net income of $863,000 and fully diluted net earnings per share of $.12 for the three months ended September 30, 2006. The Company reported net income and fully diluted earnings per share of $575,000 and $.08 per share, respectively, for the six months ended September 30, 2007. This compares to a net income of $1,619,000 and fully diluted net earnings per share of $.23 for the six months ended September 30, 2006. The Company's second quarter profitability is an improvement over first quarter results, where the Company had a net loss of $246,000 and net loss per share of $.04.

Balance Sheet:

At September 30, 2007, the Company's working capital deficit was $2.5 million, compared to a working capital deficit of $3.3 million at March 31, 2007. During the first quarter ended June 30, 2007, the Company repaid all bank loan obligations. As a result, the Company is seeking to arrange a new banking facility and is in discussions with several lending institutions for this purpose.

Mr. Tarzian also noted, "We are pleased that Fred Kaseff has joined our team as CFO. Fred brings the experience and skills to help continue our progress."

Fred Kaseff, CoActive's Chief Financial Officer, stated, "As Charlie mentioned, we have reduced revenue from single project work over the last several months, lessening the relevance of year over year comparisons for the three and six months ended September 30, 2007. For at least one more quarter, as the impact of the revenue mix change works its way through our results, we believe that sequential quarter comparisons may offer better insight into our progress. Indicative of this progress is our operating revenue growth of 9% from the first quarter to the second quarter of this fiscal year. Our second quarter operating profit was also positively impacted by our efforts to better control labor and overhead costs. We do anticipate that the balance of our fiscal year will be affected by seasonality in our clients' spending, and in anticipation of operating revenue growth, we will continue our investment in adding talented people.

Therefore, earnings per share for the third and fourth fiscal quarters may be lower than our second quarter ended September 30, 2007."

                           Operating Revenue Schedule
   Three Months Ended September 30, 2007 vs. Three Months Ended June 30, 2007


                                      2007              %             2007              %
                                  ------------    ------------    ------------    ------------
         Operating Revenue        $  8,530,765             100    $  7,813,904             100
         Operating Expense           7,181,282              84       8,173,128             105
                                  ------------    ------------    ------------    ------------
         Operating Income (Loss)  $  1,349,483              16    ($   359,224)             (5)
                                  ============    ============    ============    ============


The Company will conduct a conference call at 4:30 p.m. Eastern Standard Time today, Monday, November 12, 2007, to discuss its second quarter results. The call will be hosted by Mr.Tarzian and Mr. Kaseff.

To participate in the call, investors should dial (888) 895-8070 conference id 23300682 ten minutes prior to the scheduled start of the call. An audio-only webcast of the call may be accessed on the Internet at http://www.videonewswire.com/event.asp?id=43862. For investors unable to participate in the live event, an archive of the webcast will be available at http://www.videonewswire.com/event.asp?id=43862 until the end of the month, and a taped replay of the call will be available for one week at (800) 642-1687, passcode 23300682.

This press release includes statements which constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Factors that could cause actual results to differ materially from the Company's expectations are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2007 under "Risk Factors," including but not limited to "Internal Control Deficiencies," "Unpredictable Revenue Patterns," "Customers," "Competition," "Need for Additional Funding," "Recent Loss" "Dependence on Key Personnel," and "Control by Executive Officers and Directors" and include the risk that projected business opportunities will fail to materialize or will be delayed. The Form 10-K may be obtained by accessing the database maintained by the Securities and Exchange Commission at http://www.sec.gov.


                         COACTIVE MARKETING GROUP, INC.
                      Consolidated Statements of Operations
             Three and Six Months Ended September 30, 2007 and 2006
                                   (Unaudited)

                                              Three Months Ended              Six Months Ended
                                                September 30,                  September 30,
                                        ---------------------------   ---------------------------
                                            2007           2006           2007           2006
                                        ------------   ------------   ------------   ------------
Sales                                   $ 17,831,661   $ 25,650,355   $ 38,240,082   $ 52,671,820

                                        ------------   ------------   ------------   ------------

Operating income                           1,349,483      1,775,084        990,260      3,311,307
                                        ------------   ------------   ------------   ------------
Income from continuing operations
   before provision for income taxes       1,394,664      1,438,187      1,028,427      2,993,498

Provision for income taxes                   573,066        575,275        453,066      1,197,400
                                        ------------   ------------   ------------   ------------

Income from continuing operations            821,598        862,912        575,361      1,796,098
                                        ------------   ------------   ------------   ------------
Loss from discontinued operations                 --             --             --       (176,824)
                                        ------------   ------------   ------------   ------------
Net income                              $    821,598   $    862,912   $    575,361   $  1,619,274
                                        ============   ============   ============   ============

Basic earnings per share:
    Income from continued operations    $        .11   $        .13   $        .08   $        .26
    Loss from discontinued operations             --             --             --           (.02)
                                        ------------   ------------   ------------   ------------
    Net income per share                $        .11   $        .13   $        .08   $        .24
                                        ============   ============   ============   ============


Diluted earnings per share:

    Income from continued operations    $        .11   $        .12   $        .08   $        .25
    Loss from discontinued operations             --             --             --           (.02)
                                        ------------   ------------   ------------   ------------
    Net income per share                $        .11   $        .12   $        .08   $        .23
                                        ============   ============   ============   ============
Weighted average number of common
    shares outstanding:
      Basic                                7,472,784      6,849,751      7,457,522      6,817,403
                                        ------------   ------------   ------------   ------------
      Diluted                              7,527,651      7,161,932      7,505,814      7,087,358
                                        ============   ============   ============   ============


                           Consolidated Balance Sheets
                      September 30, 2007 and March 31, 2007

                                                                      September 30,     March 31,
                                                                          2007           2007
                                                                      ------------   ------------
                                                                       (Unaudited)
Total assets                                                          $ 39,980,882   $ 42,141,382
                                                                      ============   ============
Total liabilities                                                       29,089,732     32,084,946
                                                                      ------------   ------------
Total stockholders' equity                                              10,891,150     10,056,436
                                                                      ------------   ------------


                           Operating Revenue Schedule
          Three Months and Six Months Ended September 30, 2007 and 2006


                                               Three Months Ended                               Six Months Ended
                                                  September 30,                                   September 30,
                                -----------------------------------------------   -----------------------------------------------
                                   2007          %          2006          %          2007          %          2006          %
                                -----------   --------   -----------   --------   -----------   --------   -----------   --------
Sales                           $17,831,661        100   $25,650,355        100   $38,240,082        100   $52,671,820        100
Reimbursable and other
 program costs and expenses       9,300,896         52    15,030,758         59    21,895,412         57    33,037,798         63
                                -----------   --------   -----------   --------   -----------   --------   -----------   --------
 Operating Revenue              $ 8,530,765         48   $10,619,597         41    16,344,670         43   $19,634,022         37
                                ===========   ========   ===========   ========   ===========   ========   ===========   ========


Contact:
     CoActive Marketing Group, Inc.
     Charles Tarzian
     President and Chief Executive Officer
     212-366-3407